Exhibit 17

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	Amyris, Inc., a Delaware corporation
Number of Shares:	See Section 1.1
Class of Stock:	Common Stock
Warrant Price:	$0.01 per share
Issue Date:	July 29, 2015
Expiration Date:	The 10th anniversary after the Issue Date
Exchange Agreement:	This Warrant is issued in connection with the Exchange Agreement between Company, Maxwell (Mauritius) Pte Ltd and Total Energies Nouvelles Activités USA dated as of July 29, 2015, as amended from time to time (the “Exchange Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, MAXWELL (MAURITIUS) PTE LTD (together with any registered holder from time to time of this Warrant or any holder of the shares issuable or issued upon exercise of this Warrant “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the Company at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Exchange Agreement.

ARTICLE 1 EXERCISE.

1.1. Conditions to Exercise. Holder may not exercise this Warrant unless and until this Warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting (the “Exercise Condition”). Upon satisfaction of the Exercise Condition and thereafter, this Warrant shall be exercisable for that number of shares of the Company’s Common Stock (subject to adjustment as provided herein) determined based on the following formula:

Number of “Shares”	= 0.306 * (A + B + C) + 0.1333 * D
0.694 0.8667

For purposes of the foregoing formula:

A = the number of shares for which Total has exercised the Total Equity Funding Warrant.

B = the number of additional shares for which the Tranche Notes may become exercisable as a result of a reduction to the conversion price of any of the Tranche Notes subsequent to the date hereof pursuant to an amendment thereof or in accordance with the existing terms thereof (including any reductions in the conversion prices of the Tranche Notes that result from the Exchange contemplated by the Exchange Agreement or any Offering).

C = that number of additional shares in excess of 2,000,000, if any, for which the Total R&D Warrant becomes exercisable.

D = the number of additional shares for which the Rule 144A Notes may become exercisable as a result of a reduction to the conversion price of any of such Rule 144A Notes subsequent to the date hereof pursuant to an amendment thereof or in accordance with the existing terms thereof;

provided, however, that such number of shares shall be rounded down to the nearest whole number; provided, further that such Temasek Funding Warrant shall only be exercisable if the Temasek Funding Warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting in accordance with Section 7.7 of this Agreement. The number of shares and the Warrant Price are subject to adjustment as provided herein, and all references to “Shares” and “Warrant Price” herein shall be deemed to include any such adjustment or series of adjustments.

1.2. Method of Exercise. Holder may exercise this Warrant by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the cashless exercise right set forth in Article 1.3, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.3. Cashless Exercise Right. In lieu of exercising this Warrant as specified in Article 1.2, Holder may from time to time, following satisfaction of the Exercise Condition, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Warrant Price pursuant to Article 1.2, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

            B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the fair market value of each Share shall be the average for the five Trading Days immediately prior to the date of determination thereof of the last reported sale price regular way on each such day, or, in the case no such sale takes place on any such day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock on such day, in each case as quoted on The NASDAQ Stock Market, as reported by Bloomberg or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.

C= the Warrant Price then in effect for the applicable Shares at the time of such exercise.

1.4. Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired. Holder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Warrant upon the exercise or conversion of the Warrant in accordance with this Article 1.

1.5. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6. Treatment of Warrant Upon Acquisition of Company.

1.6.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” shall mean the occurrence of any of the following: (i) the consolidation of the Company with, or the merger of the Company with or into, another “person” (as such term is used in Rule 13d-3 and Rule 13d-5 of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or the consolidation of another “person” with, or the merger of another “person” into, the Company, other than in each case pursuant to a transaction in which the “persons” that “beneficially owned” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, the Voting Shares (as defined below) of the Company immediately prior to the transaction “beneficially own”, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the Voting Shares of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Company’s Board of Directors (the “Board”) does not consist of Continuing Directors (as defined below). For the purposes of this Article 1.7.1, (i) “Voting Shares” of any person shall mean capital shares or capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, and (ii) “Continuing Director” shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the Issue Date or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election and who voted with respect to such nomination or election; provided that a majority of the members of the Board voting with respect thereto shall at the time have been Continuing Directors.

1.6.2 Treatment of Warrant at Acquisition. In the event of an Acquisition, either (a) Holder shall exercise or convert his Warrant in full with respect to all remaining Shares for which the Warrant is then exercisable and such exercise or conversion will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise or convert the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

1.7. Insufficient Authorized Shares. If at any time while the Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrant at least a number of shares of Common Stock equal to 100% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrant then outstanding, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrant then outstanding.

ARTICLE 2 ADJUSTMENTS TO THE SHARES.

2.1. Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares payable in common stock of the Company, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of shares of common stock of the Company to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock for which this Warrant is exercisable, the number of Shares subject to the Warrant shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares subject to the Warrant shall be proportionately decreased.

2.2. Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than an Acquisition which is subject to the provisions of Article 1.6), Holder shall be entitled to receive, upon exercise or conversion of this Warrant the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3. Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock (which dividend or other distribution has not already been given to the Holder of the Warrant), by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant and prior to the Expiration Date, then, in each such case:

(a) any Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a);

provided that in the event that the Distribution is of shares of Common Stock (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate warrant price equal to the product of the amount by which the warrant price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Shares calculated in accordance with the first part of this paragraph (b).

2.4. Other Adjustment Events. If any event occurs of the type contemplated by the provisions of this Article 2 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Article 2.4 will increase the Warrant Price or decrease the number of Shares as otherwise determined pursuant to this Article 2.

2.5. No Impairment. Without the consent of the Holder, the Company shall not by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.6. Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder in cash equivalent to the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7. Certificate as to Adjustments. Upon each adjustment of the Warrant Price and Shares, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price and Shares.

ARTICLE 3 REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Holder as follows:

3.1. Representations and Warranties. The Company represents and warrants and covenants to the Holder as follows: all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company will at all times reserve and keep available, out of its authorized but unissued share of Common Stock, solely for the purpose of providing the exercise or conversion of this Warrant, the aggregate number of Shares issuable upon exercise or conversion of this Warrant. The Company will use its reasonable best efforts to ensure that the Shares may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the Shares are listed or traded.

3.2. No Stockholder Rights. Except as provided in this Warrant, and other than with regard to shares of the Company’s common stock acquired by Holder other than pursuant to the exercise of this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant.

3.3 Charges, Taxes and Expenses. Issuance of certificates for Shares to the Holder upon the exercise or conversion of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

ARTICLE 4 REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1. Purchase for Own Account. This Warrant and the securities to be acquired upon exercise or conversion of this Warrant by the Holder will be acquired for investment for the Holders account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act of 1933 (the “Securities Act”) and the Holder has no present intention, and upon exercise or conversion will have no intention, of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2. Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3. Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4. Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.5. The Securities Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The Holder further understands that settlement of this Warrant is to be made in Shares and, for the elimination of doubt, the fact that the Shares delivered on exercise of this Warrant will not be registered under the Securities Act (as defined below) will not in any way require the Company to settle this Warrant otherwise than in Shares, including without limitation, that there is no circumstance that would require the Company to settle this Warrant in cash.

ARTICLE 5 MISCELLANEOUS.

5.1. Term. Following the satisfaction of the Exercise Condition described in Article 1.1, this Warrant will be exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2. Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3. Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of the Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D under the Securities Act; provided, however, in any such transfer the transferee shall agree to be bound by the terms of this Warrant as if an original holder hereof.

5.4. Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be (or on the first business day after transmission by facsimile), in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

MAXWELL (MAURITIUS) PTE LTD

60 B Orchard Road #06-18

Tower 2, The Atrium @ Orchard

Singapore 238891

Facsimile: (65) 6821 1188

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

AMYRIS, INC.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

Attn: General Counsel

Facsimile: (510) 740-7416

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attn: Dan Winnike, Esq.

Facsimile: (650) 938-5200

5.5. Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the parties against which enforcement of such change, waiver, discharge or termination is sought.

5.6. Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Article 1.4 above is greater than the Warrant Price in effect on such date and the Exercise Condition has occurred prior to such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Article 1.3 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.7. Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.8. Amendment. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

5.9. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

5.10. Governing Law. This Warrant, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

5.9 Dispute Resolution. This Warrant shall be subject to the dispute resolution provisions of the Exchange Agreement, as such provisions are outlined in Section 9.6 thereof.

ARTICLE 6 CERTAIN DEFINITIONS.

“Bloomberg” means Bloomberg Financial Markets.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 5.11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Principal Market” means The NASDAQ Global Select Market.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

[Balance of Page Intentionally Left Blank]

“COMPANY”

AMYRIS, INC.

By:	/s/ John Melo
John Melo, Chief Executive Officer

AGREED AND ACKNOWLEDGED:
“HOLDER”

MAXWELL (MAURITIUS) PTE LTD

/s/ Poy Weng Chuen
(Signature)

Poy Weng Chuen
(Print Name)

Director
(Title)

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase             shares of the Common Stock of AMYRIS, INC. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for             of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the shares in the name specified below:

Holders Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):